Exhibit 10.34

SHARE EXCHANGE AGREEMENT

          THIS SHARE EXCHANGE AGREEMENT (the “Agreement”) is made this 3rd day of January 2006, by and between China Hospitals, Inc., a Cayman Islands corporation (“Company”), and Frank Hu, in his capacity as shareholder of the Company (“Shareholder”).  The Company and the Shareholder may sometimes be referred to herein individually as the “Party” and collectively as the “Parties.”

RECITALS

          WHEREAS, the current authorized capitalization of the Company consists of 70,000,000 shares of $0.001 par value common stock and 1,000,000 shares of $0.001 par value Series A Preferred Stock (“Preferred Stock”) of which 31,640,831 shares of common stock are issued and outstanding;

          WHEREAS, in connection with the contemplated offering of the Company, the Company and its shareholders deem it to be in the best interest of the Company to redeem some of the common stock held by the Shareholder pursuant to the terms and conditions of this Agreement;

          WHEREAS, in exchange for 8,000,000 shares of common stock (“Common Shares”) in the Company held by the Shareholder, the Company intends to issue 1,000,000 shares of Preferred Stock to Shareholder, which may be converted into common stock in tranches based upon certain performance milestone events of the Company as set forth herein (“Exchange”); and

          WHEREAS, after the Exchange, the Company shall effectively cancel the Common Shares and return those Common Shares to its pool of outstanding but unissued common stock.

          NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, the Parties hereto agree as follows:

1.          EXCHANGE OF SECURITIES.

1.1        Issuance of Preferred Stock.  Subject to all of the terms and conditions of this Agreement, the Company agrees to issue 1,000,000 shares of Preferred Stock in exchange for 8,000,000 Common Shares held by the Shareholder.  The Preferred Stock will be issued directly to the Shareholder, and the Shareholder shall execute a counterpart of this Agreement.

1.2        Exemption from Registration.  The Parties hereto intend that the Preferred Stock to be issued by the Company to the Shareholder shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Sections 4(2) and 4(6) of the Act and the rules and regulations promulgated thereunder.

1.3        Investment Intent.  By execution of this Agreement, the Shareholder shall have confirmed agreement to the representations and warranties contained as a part hereof, including but not limited to those matters relating to investment intent, investor status, restrictions on transferability and restrictive legends.

2.          REPRESENTATIONS AND WARRANTIES OF COMPANY.  The Company represents and warrants to the Shareholder that:

             2.1     Organization.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the Cayman Islands, has all necessary corporate powers to own properties and to carry on business.

             2.2     Capitalization.  The authorized capital stock of the Company consists of 70,000,000 shares of $0.001 par value common stock and 1,000,000 shares of $0.001 par value Series A Preferred Stock of which 31,640,831 shares of common stock are currently issued and outstanding and another 800,000 shares of common stock that are reserved for issuance upon exercise of stock options.  All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.  There are no shares of preferred stock issued or outstanding.  There are no warrants outstanding.  There are no other outstanding subscriptions, convertible securities, or other agreements or commitments obligating the Company to issue or to transfer from treasury any additional shares of its capital stock of any class.

             2.3     Financial Statements.  The Company has delivered to the Shareholder its audited financial statements for the years 2002, 2003, and 2004, along with unaudited financial statements for the six months ending June 30, 2005 and audited financial statements for the six months ending June 30, 2004 (the “Financial Statements”).  The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated.  The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein.

             2.4     Absence of Changes.  Since June 30, 2005, as reported in the Company’s Financial Statements and the year end Financial Statements for December 31, 2004, except for direct expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby, and except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of the Company’s knowledge, the Company has not experienced or suffered any material adverse change in its condition (financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value.

             2.5     Absence of Undisclosed Liabilities.  Except for direct expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby, neither the Company nor any of its properties or assets are subject to any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the Financial Statements presented to Shareholder.

             2.6     Investigation of Financial Condition.  Without in any manner reducing or otherwise mitigating the representations contained herein, the Company shall make available to the Shareholder all books and records of the Company.

             2.7     Compliance with Laws.  To the best of the Company’s knowledge, the Company has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business or with which it is otherwise required to comply.

             2.8     Litigation.  The Company is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or its business, assets, or financial condition other than as disclosed in its filings with the United States Securities and Exchange Commission (“SEC”).  The Company is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality.  The Company is not engaged in any legal action to recover moneys due to it.

             2.9     Trading Status.  The Company’s common stock is currently not quoted for trading on the Over-the-Counter Bulletin Board or listed on any securities exchange.

             2.10   No Pending Investigation.  The Company is not aware of any pending investigations or legal proceedings by the SEC, any state securities regulatory agency, or any other governmental agency regarding the Company or any officers or directors of the Company.

             2.11   Authority.  The Company has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.  The Company’s Directors have taken all action required to authorize the execution and delivery of this Agreement by or on behalf of the Company, the performance of the obligations of the Company under this Agreement and the consummation by the Company of the transactions contemplated under this Agreement.  Other than any required filings with the SEC, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement by the Company and the performance of its obligations under this Agreement.  This Agreement is and will be, when executed and delivered by the Company, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

             2.12   Ability to Carry Out Obligations.  Neither the execution and delivery of this Agreement, the performance by the Company of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will: (a) violate any provision of the Company’s Articles of  Incorporation or Bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of the Company, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which the Company is bound; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of the Company; or (e) to best of the Company’s knowledge violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which the Company is bound or subject.

             2.13   Validity of Preferred Stock.  The Preferred Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

             2.14   Full Disclosure.  None of the representations and warranties made by the Company herein, or in any exhibit, certificate or memorandum furnished or to be furnished by the Company, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

             2.15   Assets.  The Company has good and marketable title to all of its tangible properties and such tangible properties are not subject to any liens or encumbrances.

             2.16   Material Contracts and Obligations.  All agreements, contracts, indebtedness, liabilities and other obligations to which the Company is a party or by which it is bound that are material to the conduct and operations of its business and properties are contained in the Company’s filings with the SEC.  Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by the Shareholder and its counsel.  All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

             2.17   Consents and Approvals.  Other than as set forth in Section 2.11 hereof, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by the Company in connection with: (a) the execution and delivery by the Company of its obligations under this Agreement; (b) the performance by the Company of its obligations under this Agreement; or (c) the consummation by the Company of the transactions contemplated by this Agreement.

3.       REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER.  The Shareholder represents and warrants to the Company that:

             3.1     Title.  Shareholder owns the Common Shares free and clear of all liens, encumbrances, charges, security interest, claims and assessments, subject to no restrictions with respect to transferability except in compliance with applicable securities laws.

             3.2     Authorization of Transaction.  This Agreement has been duly executed and delivered by the Shareholder and constitutes a valid and legally binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

             3.3     Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the exchange transaction contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Shareholder is subject, or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Shareholder is a party or by which the Shareholder is bound or to which any of the assets of such Shareholder is subject.

             3.4    Brokers’ Fees.  The Shareholder does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the exchange transaction contemplated by this Agreement for which the Company could become liable or obligated.

             3.5    Investment.  The Shareholder:

                      3.5.1     understands that the Preferred Stock has not been registered under the Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, which depends upon, among other things, the accuracy of the required representations and warranties of Shareholders;

                      3.5.2     understands that there shall be imprinted on the face of each certificate representing the Preferred Stock acquired by Shareholder the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”).  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SECURITIES, OR AN OPINION OF THE ISSUER’S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

                      3.5.3     understands that the Preferred Stock must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available, and the Shareholder acknowledges that the Company shall have no obligation whatsoever to register the Preferred Shares under that Act;

                      3.5.4     understands the provisions of Rule 144 (the “Rule”) promulgated under the Act permit limited resale of securities purchased in a private transaction, subject to the satisfaction of certain conditions as set forth in the Rule;

                      3.5.5     is acquiring the Preferred Stock solely for the account of such Shareholder for investment purposes, and not with a view to the distribution thereof;

                      3.5.6     has had the opportunity to obtain such information as such Shareholder desired in order to evaluate the merits and the risks inherent in acquiring and holding the Preferred Stock; and

                      3.5.7     is able to bear the economic risk and lack of liquidity inherent in holding the Preferred Stock.

             3.6    Investment Experience; Accreditation. The Shareholder believes he has acquired sufficient information about the Company to reach an informed decision to exchange the Common Shares for the Preferred Stock.  Shareholder has a preexisting personal or business relationship with the Company and its officers, directors and controlling persons, and has such business and financial experience and knowledge of the Company as is required to give it the capacity to protect Shareholder’s own interests in connection with the Exchange.

                      Shareholder is an “Accredited Investor” within the meaning of Rule 501 of Regulation D of the Act because Shareholder is either (i) a director or executive officer of the Company, (ii) a natural person whose individual net worth, or joint net worth with Shareholder’s spouse, exceeds $1,000,000 at the date hereof, or (iii) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with Shareholder’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

             3.7     Indemnity.  The Shareholder hereby covenants and agrees to protect, indemnify and hold the Company and each of its officers, directors and shareholders, harmless from and against any and all claims, demands, causes of action, judgments, orders, decrees, damages, liabilities, court or other costs, attorney fees, reasonable costs of investigation and other costs and expenses whatsoever (i) arising out of or attributable to any breach or violation of, or the falsity, inaccuracy or failure of, any representation, warranty or covenant made by each such Shareholder, and (ii) arising from or related to the acquisition, ownership or disposition of the Preferred Stock in violation of any representation, warranty or covenant made by such Shareholder.

             3.8     Common Shares.  The Shareholder holds of record and owns beneficially the number of Common Shares set forth next to the his name in the SEC Filings, free and clear of any restrictions on transfer (other than any restrictions under the Act and state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.  The Shareholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Shareholder to sell, transfer, or otherwise dispose of any Common Shares (other than this Agreement).

4.          CONDITIONS PRECEDENT TO COMPANY’S PERFORMANCE.

             4.1     Conditions.  The Company’s obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 4.  The Company may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the Company of any other condition of or any of the Company’s rights or remedies, at law or in equity, if the Shareholder shall be in default of any of its representations, warranties, or covenants under this Agreement.

             4.2     Accuracy of Representations.  Except as otherwise permitted by this Agreement, all representations and warranties by the Shareholder in this Agreement or in any written statement that shall be delivered to the Company by the Shareholder under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

             4.3     Performance.  The Shareholder shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

5.          CONDITIONS PRECEDENT TO SHAREHOLDER’S PERFORMANCE.

             5.1     Conditions.  The obligations of the Shareholder hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 5.  The Shareholder may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the Shareholder of any other condition of or any of the Shareholder’s other rights or remedies, at law or in equity, if the Company shall be in default of any of its representations, warranties, or covenants under this Agreement.

             5.2     Accuracy of Representations.  Except as otherwise permitted by this Agreement, all representations and warranties by the Company in this Agreement or in any written statement that shall be delivered to the Shareholder by the Company under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

             5.3     Performance.  The Company shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, on or before the Closing Date.

6.          CLOSING

             6.1    Closing.  The Closing of this transaction shall be held at the offices of Oswald & Yap, APC, located at 16148 Sand Canyon Avenue, Irvine, California 92618, or such other place as shall be mutually agreed upon by the Company and the Shareholder, on such date as shall be mutually agreed upon by the Parties as soon as reasonably practicable.  At the Closing:

                      6.1.1     The Shareholder shall deliver the certificates representing the Common Shares to the Company.

                      6.1.2     The Shareholder shall receive a certificate or certificates representing the Preferred Stock for which the Common Shares shall have been exchanged.

                      6.1.3     The Company shall deliver a signed consent and/or minutes of the Directors of the Company approving this Agreement and each matter to be approved by the Directors of the Company under this Agreement.

7.          MISCELLANEOUS

             7.1     Captions and Headings.  The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

             7.2     No Oral Change.  This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

             7.3     Non-Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

             7.4     Time of Essence.  Time is of the essence of this Agreement and of each and every provision hereof.  Notwithstanding the foregoing, the Closing may be extended at the sole discretion of the Shareholder.

             7.5     Entire Agreement.  This Agreement contains the entire Agreement and understanding between the Parties hereto, and supersedes all prior agreements and understandings.

             7.6     Choice of Law.  This Agreement and its application shall be governed by the laws of the State of California, except to the extent its conflict of laws provisions would apply the laws of another jurisdiction.

             7.7     Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the day following depositing any notice with a recognized courier service for delivery or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

If to the Company:	China Hospitals, Inc.
Attn: Board of Directors
Suite 2501, China World Tower, West Building
1 Jian Guo Men Wai Avenue
Beijing 100004, PRC

If to the Shareholder:	Frank Hu
Suite 2501, China World Tower, West Building
1 Jian Guo Men Wai Avenue
Beijing 100004, PRC

             7.8     Binding Effect.  This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the Parties to this Agreement.

             7.9     Mutual Cooperation.  The Parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

             7.10    Announcements.  The Parties hereto will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

             7.11    Use of Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             7.12    Jurisdiction.  The Parties hereto agree that this Agreement shall be construed in accordance with the laws of the State of California without giving effect to its principles of conflicts of laws.  The Parties irrevocably consent to the jurisdiction of the courts of the state of California, county of Orange for resolution of any and all claims and disputes arising out of this Agreement.

             7.13    Facsimile Signatures.  The Parties hereto agree that this Agreement may be executed by facsimile signatures and such signatures shall be deemed originals.

          THIS AGREEMENT IS AGREED TO AND ACCEPTED by the undersigned Parties below as of the date first above written.

China Hospitals, Inc., a Cayman Islands corporation

/s/ Frank Hu

BY:	Frank Hu
ITS:	C.E.O. and President

/s/ Frank Hu

BY:	Frank Hu